Exhibit 99.1

IR Contact: Denise Garcia IR@snap-interactive.com

SNAP INTERACTIVE REPORTS RESULTS FOR THE QUARTER ENDED JUNE 30, 2012

●	Revenue of $5.2 Million, Up 8% Year-Over-Year
●	Overall liquidity level remains strong at $7.2 million
●	SNAP Prepares Imminent Re-Launch of AreYouInterested.com as a Social Discovery Site

NEW YORK, NY, August 6, 2012 — SNAP Interactive, Inc. (“SNAP” or the “Company”) (OTCBB: STVI), a leading social application developer, today announced financial results for the quarter ended June 30, 2012.

●	Quarterly revenue increased 8% to $5.2 million compared to $4.8 million for the comparable period in 2011;
●	Quarterly bookings increased 2% to $5.3 million compared to $5.3 million for the comparable period in 2011;
●	Deferred revenue increased 29% to $3.7 million at June 30, 2012 compared to $2.8 million at June 30, 2011;
●
Net loss for the quarter was $1.2 million, or $0.03 per basic and diluted common share, compared with a net loss of $0.6 million, or $0.02 per basic and diluted common share, for the comparable period in 2011; and

●	SNAP’s balance sheet position continues to be strong, with $7.2 million of available sources of liquidity (includes cash and cash equivalents plus restricted cash and investments) at June 30, 2012.

“This was a significant quarter for us from a product perspective,” said SNAP’s President and Chief Executive Officer, Clifford Lerner. “We successfully launched the redesigned AreYouInterested.com product to all new users by the quarter’s end. We were able to concentrate our efforts on reengineering the AreYouInterested.com product without burning a meaningful amount of cash.  As a result, I’m extremely pleased with the position that SNAP is in at this point.  We have talent, scale, and liquidity going into the imminent launch of what I believe will be a much improved and more engaging product for all users.”

“Our goal going into the second quarter was to preserve liquidity while readying the redesigned AreYouInterested.com product for launch.  We are pleased to have accomplished our goal, ending the quarter with $7.2 million in available liquidity, down just $0.2 million from March 31, 2012 while continuing to invest in our product and development team” added Jon D. Pedersen, Sr., SNAP’s Chief Financial Officer.

Financial Highlights
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
GAAP Results	2012	2011	Change	2012	2011	Change
Total revenues	$5,212,637	$4,826,783	8%	$10,958,088	$8,563,682	28%
Deferred revenue at period end	$3,654,943	$2,823,714	29%	$3,654,943	$2,823,714	29%
Net loss	$(1,151,348)	$(632,868)	82%	$(2,858,610)	$(1,553,608)	84%
Net cash used in operating activities	$(138,051)	$(438,966)	(69)%	$(1,697,958)	$(1,144,087)	48%

Non-GAAP Results
Bookings	$5,335,772	$5,255,048	2%	$11,213,482	$9,433,718	19%
Overall liquidity at period end	$7,200,158	$9,836,469	(27)%	$7,200,158	$9,836,469	(27)%

Business Highlights

●	Added 3.7 million new profiles to the AreYouInterested.com brand;
●	Provided approximately 325,000 downloads of our AreYouInterested.com iPhone application through the iPhone App Store;
●	Generated mobile engagement of approximately 14% of all unique logins during June 2012; and
●	Launched the redesigned AreYouInterested.com product to all new users in June.

Management Commentary

“We are pivoting from a focus on pure dating to social discovery,” said SNAP’s President and Chief Executive Officer, Clifford Lerner.  “Social discovery is about discovering people and content based on common interests.  Common interests are an incredibly powerful way to connect people and engage users with highly targeted content including commerce, events, music and videos.   SNAP has millions of synced Facebook profiles and over 1 billion pieces of structured interest data.  With this data from our users and by leveraging of Facebook’s interest graph and open graph, we believe that AreYouInterested.com is ideally positioned to emerge as a leader in the social discovery space. ”

SNAP’s Chief Financial Officer Jon D. Pedersen, Sr. added, “This was a significant transitional quarter for SNAP.  We were primarily focused on the development of the redesigned AreYouInterested.com product rather than spending cash to acquire new users.  In turn, this resulted in a decrease in revenue, bookings, and active subscribers compared to the first quarter of 2012.  This reduction in spend benefitted cash flows and net income for the quarter, as cash used in operating activities was only $138 thousand while net loss improved $556 thousand from the first quarter of 2012.”

“The redesigned AreYouInterested.com product launched to all new users in June.  We are in the process of optimizing the new product and adding new features to increase user engagement, and we began the process of switching our existing user base to the redesigned product and expect to complete that process within days.  We intend to keep our advertising and marketing expenses at reduced levels during the third quarter of 2012 as we continue to test and optimize the redesigned product.  As a result we expect a short-term decline in active subscribers, bookings, and revenues.”

“We believe that re-launching AreYouInterested.com as a social discovery site will improve the user experience and drive new revenue opportunities beyond our core subscriptions over the long-term.  SNAP has never focused on managing the short-term.  This quarter was no different.  We have redesigned a product that we believe will be accretive to both SNAP and the AreYouInterested.com brand over the long-term.”

About SNAP Interactive, Inc.

SNAP Interactive, Inc. develops, owns and operates online dating and social networking applications for social networking websites and mobile platforms.  SNAP’s flagship brand, AreYouInterested.com®, is one of the largest social dating applications on the Internet with over seven million monthly active users (“MAUs”) of the AreYouInterested.com application on the Facebook Platform alone, and offers a completely integrated Facebook, iPhone, Android and Web application. For more information, please visit http://www.snap-interactive.com/ , its blog at http://blog.snap-interactive.com/, on Facebook at facebook.com/SnapInteractiveInc and on Twitter at @SNAPInteractive.

The contents of our websites are not part of this press release, and you should not consider the contents of these websites in making an investment decision with respect to our common stock.

Facebook® is a registered trademark of Facebook Inc. iPhone® is a registered trademark of Apple Inc.  Are You Interested?® is a registered trademark of SNAP Interactive, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “goal,” “intend,” “plan,” “project,” “seek,” “target,” and variations of such words and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are subject to certain risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed by the forward-looking statements, including, but not limited to, the following: our ability to successfully develop, test and launch our redesigned product; unexpected delays in this process; general economic, industry and market sector conditions; the ability to obtain additional financing to implement the Company’s long-term growth strategy; the ability to effectively manage the Company’s growth; the ability to anticipate and respond to changing consumer trends and preferences; reliance on the Company’s chief executive officer and sole director and the Company’s ability to attract and hire key personnel; reliance on a very limited number of third party platforms to run the Company’s applications and the ability of third party platforms to take action against these applications; the intense competition in the online dating marketplace; the ability to establish and maintain brand recognition; the ability to develop and support successful applications for mobile platforms; the ability to advertise the Company’s products through a variety of advertising media; the ability to develop and market new technologies to respond to rapid technological changes; increased governmental regulation of the online dating, social networking or Internet industries; and circumstances that could disrupt the functioning of the Company’s applications and websites.  In evaluating these statements, you should carefully consider these risks and uncertainties and those described under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Form 10-Ks, Form 10-Qs and other recent Securities and Exchange Commission filings.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made.

Non-GAAP Financial Measures

We have provided in this release non-GAAP financial information including bookings and available sources of liquidity, or “overall liquidity,” as a supplement to the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Management uses these non-GAAP financial measures internally in analyzing our financial results to assess operational performance and liquidity.

Bookings is a non-GAAP financial measure representing the aggregate dollar value of subscription fees and premium sales received during the period. We calculate bookings as subscription revenue recognized during the period plus the change in deferred revenue during the period. We record subscription revenue from subscription fees and premium sales as deferred revenue and then recognize that revenue ratably over the length of the subscription term. In addition to subscription revenue, bookings is a “top-line” financial metric that we use to manage our business. We believe that this non-GAAP financial measure is useful in evaluating our business because we believe, as compared to subscription revenue, it is a better indicator of the subscription activity in a given period. In addition, we use bookings to evaluate our results of operations, to assess the effectiveness of, and plan future, user acquisition campaigns.

Over the long term, the factors impacting our bookings and revenue are the same. However, in the short term, factors exist that may cause revenue to exceed or be less than bookings in any period. While we believe that bookings is useful in evaluating our business, it should be considered as supplemental in nature and it is not meant to be a substitute for subscription revenue recognized in accordance with GAAP.

Some limitations of bookings as a financial measure include that:
●	Bookings does not reflect that we defer and recognize revenue from subscription fees and premium sales over the length of the subscription term; and
●	Other companies, including companies in our industry, may calculate bookings differently or choose not to calculate bookings at all, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider bookings along with other financial performance measures, including revenue, deferred revenue, net income (loss) and our financial results presented in accordance with GAAP.

Overall liquidity is defined as cash and cash equivalents plus restricted cash and investments.  We consider overall liquidity to be an important measure of our liquidity and ability to meet our ongoing obligations.  We believe this non-GAAP financial measure is useful to investors because our investors use such information to help assess our available capital for deployment. One limitation of overall liquidity is that it does not include the Company’s potential access to credit and other sources of financing.  Other companies may calculate overall liquidity differently or choose not to calculate overall liquidity at all, which reduces its usefulness as a comparative measure.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP.

SNAP INTERACTIVE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,594,301	$2,397,828
Restricted cash	105,000	-
Credit card holdback receivable	473,794	441,840
Accounts receivable, net of allowances of $57,626 and $184,964, respectively	550,182	480,190
Accrued interest receivable	5,907	5,907
Investments	1,500,857	6,481,205
Prepaid expenses	193,648	96,815
Total current assets	8,423,689	9,903,785
Fixed assets and intangible assets, net	577,343	578,463
Notes receivable	131,131	138,803
Security deposits	-	19,520
Total assets	$9,132,163	$10,640,571

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,643,689	$1,027,841
Accrued expenses	484,142	864,983
Deferred revenue	3,654,943	3,138,406
Total current liabilities	5,782,774	5,031,230
Long term deferred rent	50,505	61,640
Commitments
Total liabilities	5,833,279	5,092,870
Stockholders' equity:
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common Stock, $0.001 par value, 100,000,000 shares authorized, 43,730,261 and 38,580,261 shares issued, respectively, and 38,580,261 shares outstanding	38,580	38,580
Additional paid-in capital	11,841,657	11,231,864
Accumulated deficit	(8,581,353)	(5,722,743)
Total stockholders' equity	3,298,884	5,547,701
Total liabilities and stockholders' equity	$9,132,163	$10,640,571

SNAP INTERACTIVE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenues
Subscription revenue	$5,110,907	$4,824,358	$10,696,945	$8,547,919
Advertising revenue	101,730	2,425	261,143	15,763
Total revenues	5,212,637	4,826,783	10,958,088	8,563,682
Costs and expenses:
Programming, hosting and technology	1,271,250	606,307	2,427,578	1,060,946
Compensation	788,018	220,803	1,440,159	420,027
Professional fees	183,909	166,840	332,226	288,416
Advertising and marketing	3,023,656	3,836,652	7,543,897	7,208,610
General and administrative	1,090,334	635,402	2,074,553	1,156,108
Total costs and expenses	6,357,167	5,466,004	13,818,413	10,134,107
Loss from operations	(1,144,530)	(639,221)	(2,860,325)	(1,570,425)
Interest income, net	10,067	6,353	18,600	12,908
Other income (expense)	(16,885)	-	(16,885)	3,909
Net loss before income tax	(1,151,348)	(632,868)	(2,858,610)	(1,553,608)
Provision for income taxes	-	-	-	-
Net loss	$(1,151,348)	$(632,868)	$(2,858,610)	$(1,553,608)

Net loss per common share:
Basic and diluted	$(0.03)	$(0.02)	$(0.07)	$(0.04)

Basic and diluted weighted average number of common shares used in calculating net loss per common share	38,580,261	37,680,591	38,580,261	37,365,065

SNAP INTERACTIVE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Six Months Ended
	June 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(2,858,610)	$(1,553,608)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	72,476	12,098
Amortization of investment premium	5,348	856
Stock-based compensation expense	609,793	91,285
Loss on disposal of fixed assets	16,885	453
Changes in operating assets and liabilities:
Restricted cash	(105,000)	-
Credit card holdback receivable	(31,954)	(191,893)
Accounts receivable	(69,992)	(84,072)
Accrued interest paid	-	(5,907)
Prepaid expense	(96,833)	(135,334)
Security deposit	19,520	(1,335)
Accounts payable and accrued expenses	223,872	(163,775)
Deferred revenue	516,537	885,799
Accrued interest payable - related party	-	1,346
Net cash used in operating activities	(1,697,958)	(1,144,087)

Cash flows from investing activities:
Investments	-	(6,764,938)
Purchase of fixed assets	(88,241)	(41,289)
Repayment of note receivable issued to employee	7,672	-
Reclassification of investments maturing in less than 90 days	1,475,000	-
Redemption of investments	3,500,000	-
Net cash provided by (used in) investing activities	4,894,431	(6,806,227)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	8,003,825
Net cash provided by financing activities	-	8,003,825

Net increase in cash and cash equivalents	3,196,473	53,511

Cash and cash equivalents at beginning of year	2,397,828	3,018,876

Cash and cash equivalents at end of period	$5,594,301	$3,072,387

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$11,030	$4,500

SNAP INTERACTIVE, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
 (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Reconciliation of Subscription Revenue to Bookings
Subscription revenue	$5,110,907	$4,824,358	$10,696,945	$8,547,919
Change in deferred revenue	224,865	430,690	516,537	885,799
Bookings	$5,335,772	$5,255,048	$11,213,482	$9,433,718

	June 30,	June 30,
	2012	2011
Reconciliation of Cash and cash equivalents to Overall Liquidity
Cash and cash equivalents	$5,594,301	$3,072,387
Restricted cash	105,000	-
Investments	1,500,857	6,764,082
Overall liquidity	$7,200,158	$9,836,469